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                                                                    EXHIBIT 99.2


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of National Beverage Corp. (the "Company") on Form 10-Q for the period ended July 27, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, George
R. Bracken, Senior Vice President - Finance of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



Date: September 10, 2002


                                        National Beverage Corp.



                                        By: /s/ George R. Bracken
                                            -----------------------------------
                                            George R. Bracken
                                            Senior Vice President - Finance
                                            (Principal Financial Officer)